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As filed with the Securities and Exchange Commission on June 23, 2020.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

YANDEX N.V.
(Exact Name of Registrant as Specified in its Charter)

The Netherlands (State or other Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification Number)

Schiphol Boulevard 165
Schiphol P7 1118 BG, the Netherlands
Telephone: +31 20-206-6970
Facsimile: +31 20-446-6372
(Address and telephone number of Registrant's principal executive offices)

Yandex Inc.
38R Merrimac St., Suite 201
Newburyport, MA, USA 01950
Telephone: +1 617 398 7870
(Name, address and telephone number of agent for service)

Copies to:
Timothy J. Corbett Morgan, Lewis & Bockius UK LLP Condor House, 5-10 St. Paul's Churchyard London, EC4M 8AL United Kingdom Telephone: +44 20 3201 5000	J. David Stewart Latham & Watkins LLP Ul. Gasheka 6 Ducat III, Office 510 Moscow, 125047 Russia Telephone: +7 495 785 1234

Approximate Date of Commencement of Proposed Sale of the Securities to the Public:
From time to time after the effective date of this Registration Statement.

          If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

          Emerging growth company ☐

          If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†
The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Aggregate Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)

Class A ordinary shares(4)	—	—	—	—

Warrants(5)	—	—	—	—

Debt Securities	—	—	—	—

Units(6)	—	—	—	—

Total	—	—	—	—

(1)
An indeterminate number of or aggregate principal amount of the securities of each identified class is being registered as may at various times be issued at indeterminate prices.

(2)
Not applicable pursuant to General Instruction II.F of Form F-3 under the Securities Act of 1933, as amended, or the Securities Act.

(3)
In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all of the registration fee. Any registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).

(4)
In addition to any securities that may be registered hereunder, we are also registering an indeterminate number of Class A ordinary shares as may be issued upon conversion or exercise of the securities issued directly hereunder. No separate consideration will be received for any Class A ordinary shares so issued upon conversion or exercise.

(5)
Warrants may be exercised to purchase any of the other securities registered hereby. Includes Warrants that may be purchased by underwriters to cover over-allotments, if any.

(6)
These offered securities may be sold separately or together as units.

PROSPECTUS

Yandex N.V.

Class A Ordinary Shares
Warrants
Debt Securities
Units

        We and/or our selling securityholders may offer and sell from time to time, in one or more offerings, together or separately, Class A ordinary shares, or Class A shares; warrants; debt securities; units or any combination thereof as described in this prospectus. The warrants may be convertible into or exercisable or exchangeable for Class A shares or debt securities, and the debt securities may be convertible into or exchangeable for Class A shares or other debt securities.

        Each time we or any of the selling securityholders offer and sell securities, we or such selling securityholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling securityholders, as well as the amounts, prices and terms of the securities. We will not receive any proceeds from the sale of securities by selling securityholders. You should carefully read this prospectus, any prospectus supplement and any free writing prospectus, as well as any documents incorporated in any of the foregoing by reference, before you invest in our securities. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. A prospectus supplement or any related free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus.

        We have three classes of ordinary shares: Class A shares, Class B shares and Class C shares. Each Class A share is entitled to one vote per share. Each Class B share is entitled to ten votes per share and is convertible at any time into one Class A share and one Class C share. Our Class C shares are issued only to facilitate the conversion of our Class B shares into Class A shares under Dutch law and, for the limited period of time during which they are outstanding, will be voted by the foundation that holds these shares in the same proportion as the votes by holders of our Class A and Class B shares, so as not to influence the outcome of any vote.

        We and/or our selling securityholders may offer and sell our securities to or through one or more agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods, in each case on a continuous or delayed basis. If any third parties are used to sell our securities, we and/or our selling securityholders will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section of this prospectus entitled "Plan of Distribution."

        Our Class A shares trade on the Nasdaq Global Select Market, or Nasdaq, under the symbol "YNDX." On June 22, 2020, the last reported sale price of our Class A shares on Nasdaq was $46.94 per share.

        INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING "RISK FACTORS" ON PAGE 4 OF THIS PROSPECTUS AS WELL AS THOSE CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED IN ANY OF THE FOREGOING BY REFERENCE.

        Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 23, 2020.

ABOUT THIS PROSPECTUS

        This prospectus forms part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing an automatic shelf registration process. Under this shelf registration, we and/or our selling securityholders may offer our Class A shares, various series of warrants to purchase Class A shares or debt securities, debt securities, units or any combination thereof, from time to time in one or more offerings. This prospectus only provides you with a general description of the securities that we and/or our selling securityholders may offer. Each time we and/or our selling securityholders offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the specific offering. If any such securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and the documents incorporated herein and therein before you invest in our securities. To the extent that statements that we make in this prospectus or any documents incorporated by reference herein are inconsistent with any statement made or incorporated by reference in any applicable prospectus supplement, the statements made or incorporated by reference in the applicable prospectus supplement will be deemed to modify or supersede those statements made in this prospectus and documents incorporated by reference herein.

        Neither we nor any selling securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement, the documents incorporated by reference herein or therein, or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or the documents incorporated herein or therein by reference is accurate as of any date other than their respective dates. Our business, financial condition and results of operations may have changed since those dates. It is important for you to read and consider all information contained in this prospectus and any applicable prospectus supplement, including the documents incorporated by reference herein and therein, and any related free writing prospectus, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled "Where You Can Find Additional Information" and "Information Incorporated by Reference" in this prospectus. These documents contain important information that you should consider when making your investment decision.

        For investors outside the United States: Neither we nor any selling securityholders have done anything that would permit any offering under this prospectus or possession or distribution of this prospectus or any applicable prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe any restrictions relating to, this offering and the distribution of this prospectus and any applicable prospectus supplement.

        Unless otherwise specified or required by context, references in this prospectus to "Yandex," the "company," "we," "us," or similar terms are to Yandex N.V. and, as the context requires, its consolidated subsidiaries. Our consolidated financial statements are prepared in accordance with United States generally accepted accounting practices, or GAAP, and are presented in Russian rubles. References in this prospectus to "U.S. dollars" or "$" are to United States dollars.

        This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

        Information contained on, or that can be accessed through, our website does not constitute part of this prospectus, any applicable prospectus supplement or any related free writing prospectus.

 ABOUT THE COMPANY

        We are one of the largest internet companies in Europe. Since 1997, we have delivered world-class, geographically relevant search and locally tailored experiences on all digital platforms, based on our innovative technologies. We operate Russia's most popular search engine. We also provide a number of other services, including market-leading on-demand transportation services, navigation products, classifieds and entertainment services in Russia and other regions, including other countries in the Commonwealth of Independent States, Central Europe, the European Union, Africa and the Middle East. Our goal is to help consumers and businesses better navigate the online and offline worlds.

        We build intelligent products and services powered by machine learning. Our products and services are based on complex, unique technologies that are not easily replicated. Benefiting from Russia's long-standing educational focus on mathematics and engineering, we have drawn upon the considerable local talent pool to create a leading technology company.

        We derive a substantial part of our revenues from online advertising. We enable advertisers to deliver targeted, cost-effective ads that are relevant to our users' needs, interests and locations. We serve ads on our own search results and other Yandex webpages, as well as on thousands of third-party websites that make up our Yandex Advertising Network. Through our ad network, we extend the audience reach of our advertisers and generate revenue for both our network partners and us. We offer a variety of ad formats to our advertisers, including performance-based, brand and video advertising formats across different platforms. A few years ago, we embarked on a strategy to diversify our revenue streams and broaden the appeal of our ecosystem. Other revenue streams are growing rapidly and come from our Taxi segment, which includes ride-hailing and food delivery services, classifieds and other initiatives, including music subscription and event tickets sales within our Media Services, as well as Other Bets and Experiments, particularly by our car-sharing business and personalized content feed.

        Our businesses are organized in the following operating segments:

  •
  Search and Portal.  Our Search and Portal segment includes all of our services offered in Russia, Belarus and Kazakhstan, other than those described below. We offer a broad range of world-class, locally relevant search and information services that are free to our users and that enable them to find relevant information quickly and easily.

  •
  Taxi.  Our Taxi segment includes our ride-hailing business (which consists of Yandex.Taxi and Uber in Russia and certain other countries), FoodTech business (including Yandex.Eats, Yandex.Chef and Yandex.Lavka, a hyper local convenience store delivery service) and our Self-Driving Cars business. We provide a multi-mode experience that seamlessly and efficiently satisfies the ride-hailing and FoodTech needs of users in our markets. Our platform enables access to both a wide range of personal mobility services through our ride-hailing offerings, and a variety of food and convenience store delivery services through our FoodTech offerings. On July 14, 2019, MLU B.V., our ride-hailing and FoodTech joint venture with Uber, entered into an agreement to purchase the material intellectual property and call centers of the Vezet group, which operates taxi businesses in more than 100 Russian cities. Completion of the transaction is conditional, among other things, on receipt of a merger control clearance from the Russian Federal Antimonopoly Service ("FAS"). On June 11, 2020, FAS issued a final decision declining to approve the acquisition. We and the sellers are considering potential further steps in connection with the proposed transaction.

  •
  Classifieds.  Our Classifieds segment includes Auto.ru, Yandex.Realty and Yandex.Jobs.

  •
  Media Services.  Our Media Services segment includes our entertainment services (Yandex Music, KinoPoisk, Yandex.Afisha and Yandex.TV Program, which, combined, have a monthly audience of more than 50 million people), a subscription service (Yandex.Plus), and a production center (Yandex.Studio). We monetize Media Services through online advertising and transaction revenues, including music and video content subscriptions as well as event tickets sales. Our Media Services are available across different platforms, including Yandex.Station and Yandex.Auto.

  •
  Other Bets and Experiments.  In addition to our core business and our separate business units, we offer a number of services and products, including experimental ones that represent new business models and what we believe to be good prospects for future development (including Zen, Yandex.Cloud, Yandex.Drive, Geolocation Services and Yandex.Education).

  •
  E-commerce.  Our E-commerce segment is operated through Yandex.Market, which we have operated as a joint venture with Green of Russia, or Green, since April 2018. Yandex.Market is one of the most popular internet services in Russia, providing product information, price comparisons and user generated reviews of products and online retailers. In May 2018, Yandex.Market launched in beta the marketplace Beru, a domestic e-commerce platform with first-party and third-party sales, in order to enhance the user shopping experience and provide full-fledged services, allowing users to make purchases across multiple categories. Beru came out of beta in October 2018 featuring 100,000 SKUs and expanded to over 600,000 SKUs by the end of 2019. The daily audience of the marketplace exceeded 1 million users as of the end of 2019.

RISK FACTORS

        Investing in the securities to be offered pursuant to this prospectus may involve a high degree of risk. You should carefully consider the risk factors contained in the section entitled "Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2019, as filed with the SEC, and any other documents that are incorporated herein by reference and in the accompanying prospectus supplement for such issuance before investing in any securities that may be offered. For further details, see the sections entitled "Where You Can Find Additional Information" and "Information Incorporated by Reference."

        Our business, prospects, financial condition and operating results could be materially adversely affected by the risks referred to above, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including any supplement to this prospectus and the documents that we incorporate by reference herein, contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements can generally be identified as such because the context of the statement may include words such as "project," "believe," "anticipate," "plan," "expect," "estimate," "intend," "should," "would," "could," "will," "may" or other words that convey judgments about future events or outcomes. Forward-looking statements in this prospectus, including any supplement to this prospectus and any related free writing prospectus or in the documents incorporated by reference may include statements about:

  •
  our expectations related to the use of proceeds from any offering made in connection with this prospectus;

  •
  the impact of macroeconomic and geopolitical developments in our markets, including the economic, social and political impact of the current COVID-19 pandemic;

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  the expected growth of the internet search and advertising markets and the number of internet and broadband users in the countries in which we operate;

  •
  competition in the internet search market in the countries in which we operate;

  •
  our anticipated growth and investment strategies;

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  our future business development, results of operations and financial condition;

  •
  expected changes in our margins and certain cost or expense items in absolute terms or as a percentage of our revenues;

  •
  our ability to attract and retain users, advertisers and partners; and

  •
  future advertising supply and demand dynamics.

        The forward-looking statements included in this prospectus, any supplements to this prospectus, any free writing prospectus we may prepare or in the documents incorporated by reference are subject to risks, uncertainties and assumptions. Our actual results of operations may differ materially from those stated in or implied by such forward-looking statements as a result of a variety of factors, including those described under "Risk Factors" and elsewhere in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein.

        We operate in an evolving environment. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can we assess the effect of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CAPITALIZATION

        We intend to include information about our capitalization and indebtedness in each prospectus supplement.

 PLAN OF DISTRIBUTION

        We and/or our selling securityholders may sell our securities from time to time in one or more transactions. We and/or our selling securityholders may sell our securities to or through one or more agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. In some cases, we or dealers acting with us or on our behalf or with our selling securityholders or on their behalf may also purchase our securities and reoffer them to the public. We and/or our selling securityholders may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

        Agents whom we and/or our selling securityholders designate may solicit offers to purchase our securities.

  •
  We and/or our selling securityholders will name any agent involved in offering or selling our securities, and disclose any commissions that we and/or our selling securityholders will pay to the agent, in the applicable prospectus supplement.

  •
  Unless we and/or our selling securityholders indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

  •
  Agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

        We and/or our selling securityholders may use an underwriter or underwriters in the offer or sale of our securities.

  •
  If we and/or our selling securityholders use an underwriter or underwriters, we and/or our selling securityholders will execute an underwriting agreement with the underwriter or underwriters at the time that we and/or our selling securityholders reach an agreement for the sale of our securities.

  •
  We and/or our selling securityholders will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

  •
  The underwriters will use the applicable prospectus supplement, together with the prospectus, to sell our securities.

        We and/or our selling securityholders may use a dealer to sell our securities.

  •
  If we and/or our selling securityholders use a dealer, we and/or our selling securityholders will sell our securities to the dealer, as principal.

  •
  The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

  •
  We and/or our selling securityholders will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

        One or more firms, referred to as "remarketing firms," may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        We and/or our selling securityholders may directly solicit offers to purchase our securities, and we and/or our selling securityholders may directly sell our securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

        We and/or our selling securityholders may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

        We and/or our selling securityholders may enter into derivative or hedging transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We and/or our selling securityholders may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

        Agents, underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We and/or our selling securityholders may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

        We and/or our selling securityholders may authorize agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

  •
  If we and/or our selling securityholders use delayed delivery contracts, we and/or our selling securityholders will disclose that we and/or our selling securityholders are using them in the prospectus supplement and will tell you when we and/or our selling securityholders will demand payment and when delivery of our securities will be made under the delayed delivery contracts.

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  These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

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  We and/or our selling securityholders will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

        Unless otherwise specified in connection with a particular underwritten offering of our securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

        Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc.

        In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we and/or our selling securityholders sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business. Underwriters have from time to time in the past provided and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

        We and/or our selling securityholders may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker's transactions, or through broker-dealers acting either as principal or agent, or through privately negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, prices relating to such prevailing market prices or at negotiated or fixed prices.

        The specific terms of the lock-up provisions, if any, with respect to any given offering will be described in the applicable prospectus supplement.

        The expenses of any offering of our securities will be detailed in the applicable prospectus supplement.

        We and/or our selling securityholders will identify the specific plan of distribution, including any agents, underwriters, dealers, remarketing firms or other third parties and their compensation in a prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

        Yandex N.V. (the "Company") is a Dutch public company with limited liability (naamloze vennootschap), incorporated and existing under Dutch law. Our corporate seat is in Amsterdam, the Netherlands, and our registered office at Schiphol Boulevard 165, 1118BG Schiphol, the Netherlands. The Company is registered with the Dutch Trade Register of the Chamber of Commerce (Kamer van Koophandel) under number 27265167, and the affairs of the Company are governed by its articles of association, as amended, and Dutch law.

        Our authorized share capital amounts to €12,111,246.02 and is divided into 500,000,000 Class A shares, having a nominal value of €0.01 per share, 37,138,658 Class B shares, having a nominal value of €0.10 per share, 37,748,658 Class C shares, having a nominal value of €0.09 per share, and one Priority share, having a nominal value of €1.00. As of March 31, 2020, we had outstanding 290,544,563 Class A shares, 37,137,658 Class B shares, nil Class C shares, and one Priority share.

        Our Class A shares are listed in registered form and such shares are not certificated. We have appointed Computershare Trust Company, N.A. as our agent in New York to maintain part of the shareholders register and to act as transfer agent, registrar and paying agent for the Class A shares. Our Class A shares that are traded on Nasdaq are in book-entry form.

        The material provisions of our articles of association, as amended and as currently in force, and the relevant provisions of Dutch law and the Dutch Corporate Governance Code are summarized below. This summary does not restate our articles of association, as amended or relevant Dutch law in their entirety. Although we believe that this summary contains all of the information about our articles of association, as amended, important to your decision to purchase our Class A shares, it does not include all of the provisions that you may feel are important. It is the articles of association, as amended, and not this summary, that define the rights of holders of our shares (and therefore, the rights of holders of our Class A shares).

        Our articles of association, as last amended by a notarial deed executed on December 23, 2019, are registered at the Dutch Trade Register of the Chamber of Commerce, and an English translation has been filed with the SEC as an exhibit to the Annual Report on Form 20-F for the year ended December 31, 2019, incorporated by reference herein.

        As provided in Article 3 of our articles of association, the stated objectives of our Company are:

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  either alone or jointly with others to acquire and dispose of participations or other interests in bodies corporate, companies and enterprises, to collaborate with and to manage such bodies corporate, companies or enterprises;

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  to acquire, manage, turn to account, encumber and dispose of any property, including intellectual property rights, and to invest capital;

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  to supply or procure the supply of money loans, particularly, but not exclusively, loans to bodies corporate and companies which are subsidiaries and/or affiliates of the Company or in which our Company holds any interest, all this subject to the provisions of the articles of association, as amended, as well as to draw or to procure the drawing of money loans;

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  to enter into agreements whereby our Company grants security, commits itself as guarantor or severally liable co-debtor, or declares itself jointly or severally liable with or for others, particularly, but not exclusively, to the benefit of bodies corporate and companies as referred to above; and

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  to do all such things as are incidental or conducive to the above objects or any of them.

Ordinary Shares

        We have three classes of ordinary shares, which vote together as a single class (together with the Priority share) unless otherwise provided by our articles of association or Dutch law: Class A shares, which have one vote per share; Class B shares, which have ten votes per share; and Class C shares, which have nine votes per share. The Class C shares can be issued for the purposes of facilitating the conversion of Class B shares into Class A shares, in accordance with article 4A of the articles of association.

        Under Dutch law, the voting power of shares can, based on their nominal value, vary per class of shares. Our multiple class share structure is designed to give our principal shareholders (e.g. the holders of Class B shares) increased voting power (without increasing their economic interest in our Company), while also providing a means for them to convert their Class B shares into Class A shares that can be transferred or sold, including in the public market.

  Transfer and Conversion of Ordinary Shares

        Due to the fact that the conversion of a Class B share into a Class A share, which Class A share has a lower nominal value than a Class B share, will result in a reduction of our share capital (an event which cannot occur without convening a formal shareholders' meeting), our articles of association provide that each Class B share converts (in defined circumstances) into both one Class A share and one Class C share. The Class C shares are intended to serve as a means of "storing" the part of the nominal value that is released due to the conversion of a Class B share until such time as the Company can repurchase and/or cancel the Class C share. To ensure that all such Class C shares are available for repurchase and/or cancellation, and to assure that they do not affect the outcome of any shareholder vote, all Class C shares are held by the Yandex Conversion Foundation (the "foundation"), a Dutch foundation whose management board members are appointed by the Company. The foundation has agreed to sell any Class C shares it may hold, for no consideration, to us at any time, and not to sell or transfer such Class C shares to any other party. At the first general meeting of shareholders following any such acquisition by the foundation, we seek shareholder approval for the cancellation of the relevant Class C shares. The foundation has also agreed that it will vote any Class C shares it may hold in the same proportion as all other votes are cast at any general meeting of shareholders.

        Our Class B shares are transferable only:

  •
  To the foundation, upon which time each Class B share converts into one Class A share and one Class C share. The foundation is then obligated to transfer each converted Class A share to the original Class B shareholder, and to transfer the Class C share to us, as described above.

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  To us for the purposes of repurchasing Class B shares.

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  To Permitted Transferees (as defined in the articles of association). Any Class B shares held by an estate or tax planning vehicle will automatically convert into Class A shares two years following the death of the original settlor of such vehicle.

        Our Class A shares and Class C shares are not convertible into any other class of shares in our capital.

  Shareholder Meetings and Voting Rights

        At our shareholders' meetings, each Class A share carries the right to cast one vote, each Class B share carries the right to cast ten votes, and each Class C share carries the right to cast nine votes, though the foundation has agreed with us that it will vote any Class C shares it may hold at any time in the same proportion as all other votes are cast at any general meeting of our shareholders. The Priority share carries the right to cast one hundred votes. The Class A, B and C shares and the Priority share, collectively, vote together as a single class on all matters, including the election of directors, except as otherwise provided in our articles of association, or under Dutch law.

        Our articles of association provide that a separate Class A shareholder approval will be required for:

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  the transfer of our enterprise or substantially all of our enterprise to a third party;

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  the conclusion or cancellation of any long-lasting cooperation by us or a subsidiary with any other legal person or company or as a fully liable general partner of a limited partnership or a general partnership, provided that such cooperation or the cancellation thereof is of essential importance to us;

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  the acquisition or disposal of a participating interest in the capital of a company with a value of at least one-third of the sum of the assets according to the consolidated balance sheet in the most recently adopted set of our annual accounts, by us or a subsidiary;

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  entering into of any transaction or series of related transactions by us or a subsidiary involving (i) the payment of an amount in excess of one-third of the sum of the assets according to the consolidated balance sheet with explanatory notes thereto in accordance with the most recently adopted set of our annual accounts, or (ii) the sale of assets with a value in excess of the amount set forth in (i) above; and

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  the issuance of shares in excess of 20% of our issued share capital.

        Each shareholder has a right to attend general meetings of shareholders, either in person or by proxy, and to exercise voting rights in accordance with the provisions of our articles of association. We must hold at least one general meeting of shareholders each year. This meeting must be convened at one of several specified locations in the Netherlands within six months after the end of our financial year. Our board of directors may convene additional general meetings of shareholders as often as it deems necessary, or upon the request to the board of directors of one or more shareholders solely or jointly representing at least 10% of our issued share capital.

        We will give notice of each meeting of shareholders by notice in any manner that we may be required to follow in order to comply with applicable stock exchange requirements. In addition, we will notify registered holders of our shares by letter, cable, telex or fax, or, where permitted or required, by email or other electronic means. We will give this notice no later than the fifteenth day prior to the day of the meeting. As deemed necessary by the board of directors, either the notice will include or be accompanied by an agenda identifying the business to be considered at the meeting or will state that the agenda will be available for shareholders and other persons who are entitled to attend the general meeting of shareholders, at our offices or places of business. From July 1, 2013 onwards, one or more shareholders solely or jointly representing at least 3% of our issued share capital have had the right to request the inclusion of additional items on the agenda of shareholder meetings, provided that such request together with an explanation is received by us no later than 60 days before the day the relevant shareholder meeting is held.

        We are exempt from the proxy solicitation rules under the Exchange Act.

  Board of Directors; Adoption of Annual Accounts

        Pursuant to our articles of association, the board of directors consists of 12 members, of whom no more than two shall be executive director(s) and the other directors will be non-executive directors. Out of the non-executive directors, two will be appointed as so-called "designated directors". Other than in respect of designated directors, the members of our board of directors are appointed by the general meeting of shareholders in respect of which the board of directors shall make a non-binding nomination. If the person nominated by the board of directors is subsequently not appointed by the general meeting of shareholders, the board of directors will be allowed to make a new non-binding nomination.

        The initial two designated directors were nominated by our board of directors and elected by our shareholders in December 2019. With the exception of the initial two designated directors that were nominated by our board of directors, the holder of the Priority share has the right to make binding nominations in respect of two designated directors. The general meeting of shareholders may deprive the nomination of a candidate for designated director of its binding character by means of a resolution adopted by at least two-thirds of the votes cast, such two-thirds majority representing more than 50% of our issued and outstanding capital. If the binding nomination is not deprived of its binding character, the person nominated will be deemed appointed. If the nomination is deprived of its binding character, the holder of the Priority share will be allowed to make a new binding nomination.

        Directors may be removed and/or suspended from office by the general meeting of shareholders. A resolution to remove or suspend a director requires a two-thirds majority of the votes cast in a meeting, such two-thirds majority representing at least 50% of our issued and outstanding share capital. Notwithstanding the foregoing, if the holder of the Priority share approves a resolution by the general meeting of shareholders to suspend or remove a designated director, such resolution of the general meeting of shareholders shall require only a simple majority of the votes cast on the matter.

        Our board of directors must prepare annual accounts for our Company, prepared in accordance with either Dutch generally accepted accounting principles or International Financial Reporting Standards, which must be audited by Dutch auditors. Our board of directors must make these available to the shareholders for inspection at our offices within five months after the end of our fiscal year. Under some special circumstances, Dutch law permits an extension of this period for up to five additional months by approval of the general meeting of shareholders. The board of directors must submit these annual accounts to the shareholders for adoption at a general meeting of shareholders. Within eight days following the adoption of these annual accounts, and not more than 12 months from the end of our fiscal year, we must publish and submit these annual accounts with the Dutch Trade Register of the Chamber of Commerce. We are required to file an annual report on Form 20-F, which must include our audited consolidated financial statements prepared in accordance with GAAP, with the SEC within the prescribed time period after the end of each of our financial years. Based on the Dutch Temporary Act COVID-19 Justice and Safety (Tijdelijke wet COVID-19 Justitie en Veiligheid) our board of directors has resolved to extend the period for the preparation of our annual accounts for the financial year 2019 with a maximum of five months.

        In the performance of its duties, the board of directors is required by Dutch law to consider the interests of Yandex, its shareholders, its employees and other stakeholders.

        When the general meeting of shareholders adopts the annual accounts prepared by the board of directors, it may discharge the members of the board of directors from potential liability with respect to the exercise of their duties during the fiscal year covered by the accounts. This discharge may be given subject to such reservations as the general meeting of shareholders deems appropriate and is subject to a reservation of liability required under Dutch law. Examples of reservations of liability required by Dutch law include: (i) liability of members of boards of directors upon the bankruptcy of a company, and (ii) general principles of reasonableness and fairness. Under Dutch law, a discharge of liability does not extend to matters not properly disclosed to the general meeting of shareholders. The discharge of the board of directors must be a separate item on the agenda of the general meeting of shareholders and the members of the board of directors are not automatically discharged by adoption of the annual accounts. Any meeting of our board of directors may be held at any location, within or outside of the Netherlands.

        Our board of directors may, in accordance with guidelines regarding the director compensation policy adopted by our general meeting of shareholders, establish compensation for the members of the board of directors. The board of directors must submit to the general meeting of shareholders for approval any plan or amendment to any plan awarding shares or the right to subscribe for shares to the directors. We have no requirement that our directors own any of our shares.

        Under our articles of association, a director may not take part in any vote on a subject or transaction in relation to which he or she has a conflict of interest with us. However, under our articles of association, a director with a conflict of interest may continue to represent us.

        Under our articles of association, our board of directors may exercise all the powers of the Company to borrow money or mortgage its property and assets as security for any obligation of the Company or of any third party.

        We have not established a mandatory retirement age for our directors.

  Dividends

        The holders of our ordinary shares and the holder of the Priority share are entitled to such part of our profits for any financial year as remains available after reservation of profits by our board of directors. The holders of our ordinary shares and the holder of the Priority share shall be entitled pari passu to our profits, pro rata to the total number of Class A shares, Class B shares, and Class C shares and/or the Priority share held, provided that out of the profit of any financial year, the holders of Class C shares and the Priority share shall be entitled to a maximum amount equal to 1% of the nominal value of such shares. Although the holders of our Class C shares are technically entitled to such maximum amount, when we declare dividends on our Class A and Class B shares, we intend to repurchase all Class C shares issued upon conversion of our Class B shares before the board of directors resolves to make any dividend distributions such that no dividends would be payable on our Class C shares.

        Additionally, the board of directors has the right to declare interim dividends without the approval of the general meeting of shareholders. We may not pay dividends if the payment would reduce shareholders' equity to an amount less than the aggregate fully paid-up share capital plus the reserves that have to be maintained by law or our articles of association. The amounts available for dividends will be determined based on the statutory accounts of Yandex N.V. prepared under Dutch law, which may differ from our consolidated financial statements.

        The board of directors may decide that dividends are satisfied in whole or in part by the distribution of assets or the issue of shares.

  Issue of Shares; Preemptive Rights

        Upon a written proposal of the board of directors, the general meeting of shareholders may transfer its power to issue shares to the board of directors for a period specified by the general meeting of shareholders, but not exceeding five years. A general meeting of shareholders may renew annually this delegation for additional periods of up to five years. Without this delegation, the general meeting of shareholders has the power to authorize the issuance of shares upon receipt of a written proposal of the board of directors to such effect.

        Any resolution by the general meeting of shareholders to issue shares, other than Class C shares, in excess of 20% of our issued share capital (calculated by nominal value, excluding the Class C shares, on the date of such resolution) or any resolution by the general meeting of shareholders to delegate the authority to issue shares, other than Class C shares, in the excess of 20% of our issued share capital (calculated by nominal value, excluding the Class C shares, on the date of such resolution), requires prior approval from the meeting of holders of Class A shares.

        The holders of our ordinary shares have a pro rata (based on the aggregate nominal value of shares held) preemptive right to subscribe for Class A shares and Class B shares that we issue for cash. No preemptive rights apply in respect to the issue of the Class C shares or the Priority share. The general meeting of shareholders, or the board of directors (if the general meeting of shareholders has delegated such power to the board of directors) may each time in respect of one particular issue of Class A shares and/or Class B shares, resolve to limit or eliminate the preemption right. If the general meeting of shareholders delegates its authority to the board of directors for this purpose, then the board of directors will have the power to limit or eliminate the preemptive rights of shareholders. In the absence of this delegation, the general meeting of shareholders will have the power to limit or eliminate these rights. Such resolution requires the approval of a two-thirds majority of the votes cast in a general meeting of shareholders if less than 50% of our issued share capital is present or represented. Delegations of authority to the board of directors may remain in effect for up to five years and may be annually renewed for additional periods of up to five years.

  Repurchase of Shares

        We may acquire our shares, subject to applicable provisions of Dutch law and of our articles of association, to the extent that:

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  our equity capital, reduced by the acquisition price, is not less than the sum of the issued and paid-up capital and the reserves to be maintained pursuant to Dutch law or our articles of association;

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  after the repurchase, at least one issued share in the capital of the Company remains outstanding and is not held by us; and

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  after the repurchase, we and our subsidiaries would not hold, or hold as pledgee, shares having an aggregate par value that exceeds 50% of the par value of our issued share capital.

        Our board of directors may direct the Company to repurchase shares only if the general meeting of shareholders has authorized the board of directors to repurchase shares. This authorization may be given for a maximum period of 18 months and should contain the maximum number of shares to be repurchased and a price range. The authorization may be renewed annually.

        We regularly repurchase, for no consideration, any Class C shares that may be issued to the foundation promptly upon the conversion of Class B shares, in which case the above requirements do not apply.

  Reduction of Share Capital

        Upon receipt of a written proposal of the board of directors to this effect, at a general meeting of shareholders, our shareholders may vote to reduce the issued share capital by canceling shares held by us or by reducing the par value of our shares by amendment of the articles of association. In either case, this reduction would be subject to applicable statutory provisions. This includes that a resolution to cancel shares may only relate to (i) shares held by us, or (ii) to all the shares of a particular class, in respect of which the articles of association provide that the same may be cancelled against repayment of their nominal value.

        A resolution for reduction of capital shall require a majority of at least two thirds of the votes cast, if less than 50% of our issued share capital is present or represented at the relevant meeting of shareholders. We seek shareholder approval on a regular basis for the cancellation of any Class C shares that may be issued from time to time following their repurchase by us.

  Limitation on Right to Hold or Vote Shares

        In the event that a party or group of related parties accumulates shares exceeding 10% of our issued and outstanding Class A and Class B shares (taken together), in number or by voting power, without the approval of our board of directors, first, and then the holder of our Priority share, such party or parties will not be entitled to vote any shares at or beyond the stated thresholds. Other than as provided for in our articles of association, relevant provisions of Dutch law do not currently impose any limitations on the right of holders of shares to hold or vote their shares. In particular, there are no limitations either under Dutch law or in our articles of association, on the right of non-residents of the Netherlands to hold or vote their shares. See "Accumulation of Material Shareholdings in Our Company."

  Share Certificates and Transfer

        Subject to the restrictions of our articles of association, and as applicable, any of our shareholders may transfer any or all of his or her Class A shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors. Our Class B shares are subject to certain limitations on transferability. See "Ordinary Shares—Transfer and Conversion of Ordinary Shares."

        Under Dutch law and our articles of association, any transfer of registered shares requires a written instrument of transfer and a written acknowledgment of that transfer by Yandex N.V., or by the registrar acting in its name. Except when Yandex N.V. is a party to the legal act, the rights attached to the shares may be exercised only after Yandex N.V., or the registrar acting in its name, has acknowledged the legal act or the written instrument has been served on Yandex N.V. in accordance with Dutch law.

  Exchange Controls

        Under existing Dutch law, there are no exchange controls applicable to the transfer to persons outside of the Netherlands of dividends or other distributions with respect to, or of the proceeds from the sale of, shares of a Dutch company, subject to applicable restrictions under sanctions and measures, including those concerning export control, pursuant to European Union regulations, the Sanctions Act 1977 (Sanctiewet 1977) or other legislation, applicable anti-boycott regulations and similar rules.

Priority Share

        We have authorized and outstanding one Priority share with a nominal value of €1.00. Our articles of association provide that the Priority share may only be held by the Public Interest Foundation or another party that is specifically nominated by our board of directors for this purpose, with a Special Majority (as defined in the articles of association), including the affirmative vote of at least one designated director. The Priority share was held in treasury as of December 31, 2019 and is currently held by the Public Interest Foundation.

        The key rights vested in the Priority share are the rights to approve:

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  the accumulation by a party, of shares representing 10% or more, in number or by voting power, of the outstanding Class A and Class B shares (taken together), if the board of directors has otherwise approved such accumulation of shares;

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  a decision of the board of directors to sell, transfer or otherwise dispose of all or substantially all of our assets to one or more third parties in any transaction or series of related transactions; and

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  to make binding nominations of two designated directors.

        As additional support for the protective rights of the Public Interest Foundation, the Public Interest Foundation holds a special voting interest in Yandex LLC, our principal operating subsidiary in Russia. The special voting interest allows the Public Interest Foundation to temporarily replace the General Director of Yandex LLC in certain exceptional circumstances.

Accumulation of Material Shareholdings in Our Company

        Our articles of association provide our board of directors and the holder of our Priority share with rights to approve the accumulation of legal or beneficial stakes in our Company that exceed certain thresholds. Our articles of association stipulate the consequences for shareholders who exceed the permitted shareholdings without obtaining proper prior approvals. Our board of directors has the right to approve the accumulation by a party, group of related parties or parties acting in concert of the legal or beneficial ownership of shares representing 10% or more, in number or voting power, of our outstanding Class A and Class B shares (taken together). If our board of directors grants its approval of such share accumulation, the matter is then submitted to the holder of our Priority share, which has a further right of approval of such accumulation of shares. In addition, any decision by our board of directors to transfer all or substantially all of our assets to one or more third parties, including the sale of our principal Russian operating subsidiary, is subject to the prior approval of the holder of our Priority share. Any holding, transfer or acquisition by a party, group of related parties or parties acting in concert of the legal or beneficial ownership of Class B shares representing 10% or more, in number or by voting power, of our outstanding Class A and Class B shares (taken together), without the prior approval of our board of directors, first, and then the Priority shareholder, will be null and void. The acquisition of shares in excess of the thresholds permitted by our articles of association, will be subject to certain notification requirements set forth in our articles of association. Failure to comply with those terms would render the transfer of such shares null and void. In addition, the holders of such shares would not be entitled to the dividend or voting rights attached to their excess share.

        Any shareholder who, either alone or acting with other parties, legally or beneficially acquires shares exceeding 5%, 10%, 15%, 20%, 25%, or 30% of our issued and outstanding Class A and Class B shares (taken together), in number or by voting power, (or who holds shares on behalf of a beneficial owner who, to the knowledge of such shareholder, crosses such thresholds), must inform our board of directors within ten business days of such fact. In addition, any shareholder who, either alone or acting with other parties, acquires the legal or beneficial ownership of shares representing 10% or more of our outstanding Class A and Class B shares (taken together), in number or by voting power, (or who holds shares on behalf of a beneficial owner who, to the knowledge of such shareholder, crosses such threshold), is required by our articles of association, to inform our board of directors of the price or prices paid for such excess shares. Any shareholder who fails to comply with these notification requirements will not be entitled to any of the dividend or voting rights that are attached to any of our shares held by such shareholder.

        Our articles of association allow our board of directors to require any shareholder to provide written identification of any beneficial owner of shares that are registered in the name of such shareholder that exceed the above thresholds. Our board may require such proof as it deems reasonably necessary to verify the legal or beneficial ownership of such shares. The shareholder must provide this information to our board of directors within five business days.

        In addition to the restrictions on material shareholding provided for in our articles of association described above, material shareholdings of our shares by non-Russian parties may be limited by the Russian Federal Law "On the Procedure for Foreign Investments in Companies which are Strategically Important for the State Defense and National Security."

Corporate Governance

        We acknowledge the importance of good corporate governance. The Dutch Corporate Governance Code, or the Code, was last amended in 2016. The Code contains both principles and best practice provisions for management boards, supervisory boards, and general meetings of shareholders, financial reporting, auditors, disclosure, compliance and enforcement standards. The Code applies to all Dutch companies listed on a government-recognized stock exchange, whether in the Netherlands or elsewhere, including Nasdaq. Such companies are required under Dutch law to disclose in their Dutch annual reports filed in the Netherlands whether or not they comply with provisions of the Code and, if they do not comply with those provisions, to explain why they deviate from any such provision.

        We have not generally applied the provisions of the Code and we instead generally comply with the applicable corporate governance rules of the SEC and Nasdaq applicable to U.S. domestic issuers.

DESCRIPTION OF SECURITIES

        We and/or our selling securityholders may offer Class A shares, warrants, debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt, units, or any combination thereof from time to time in one or more offerings under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we and/or our selling securityholders may offer. Each time we and/or our selling securityholders offer a type or series of securities under this prospectus, we and/or our selling securityholders will provide a prospectus supplement and/or free writing prospectus that will describe the specific amounts, prices and other important terms of the securities.

Class A Shares

        See "Description of Share Capital" for a description of certain information relating to the rights and benefits attached to our Class A shares, certain provisions of our articles of association, as amended, and the Dutch Corporate Governance Code. Because such description is a summary, it may not contain all of the information important to you. Accordingly, this description is qualified entirely by reference to the description of our share capital and the material terms of our articles of association, as amended, contained in our most recent Annual Report on Form 20-F as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, together with our articles of association, as amended, a copy of which has been filed as an exhibit to our most recent Annual Report on 20-F. Please see the section of this prospectus entitled "Where You Can Find Additional Information."

Warrants

        We and/or our selling securityholders may issue warrants for the purchase of our Class A shares and/or debt securities in one or more series. We and/or our selling securityholders may issue warrants independently or together with other securities, and the warrants may be attached to or separate from these securities. We urge you to read the applicable prospectus supplement and any free writing prospectus that we and/or our selling securityholders may authorize to be provided to you related to the particular series of warrants being offered, as well as the complete warrant agreements and/or warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and/or forms of warrant certificates containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

        We and/or our selling securityholders may evidence series of warrants by warrant certificates that we and/or our selling securityholders will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We and/or our selling securityholders will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

        The prospectus supplement relating to any warrants we and/or our selling securityholders offer will include specific terms relating to the offering. These terms will include some or all of the following:

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  the title of the warrants;

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  the offering price and aggregate number of warrants offered;

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  the designation, number and terms of the debt securities, Class A shares or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

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  the exercise price of the warrants;

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  the dates or periods during which the warrants are exercisable;

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  the designation and terms of any securities with which the warrants are issued;

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  if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

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  if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

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  any minimum or maximum amount of warrants that may be exercised at any one time;

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  any terms relating to the modification of the warrants;

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  any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

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  any other specific terms, rights or limitations of or restrictions on the warrants.

        The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Debt Securities

        We and/or our selling securityholders may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We and/or our selling securityholders may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "indenture" and collectively as the "indentures." Each indenture will be subject to and governed by the Trust Indenture Act and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction), unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). However, since we are a company incorporated and existing under Dutch law, certain aspects of the debt securities may be governed by compulsory provisions of Dutch law, which, if applicable, will be specified in the applicable prospectus supplement and indenture (or post-effective amendment hereto). Each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.

        The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, and reports we file with the SEC under the Exchange Act as "subsequent filings." The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we and/or our selling securityholders may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations and Dutch tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

        We expect that neither indenture will limit the amount of debt securities that may be issued. The debt securities may be issued in one or more series.

        You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

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  the designation, aggregate principal amount and authorized denominations;

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  the issue price, expressed as a percentage of the aggregate principal amount;

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  the maturity date;

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  the interest rate per annum, if any;

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  the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

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  any optional or mandatory sinking fund provisions or exchangeability provisions;

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  the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

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  whether the debt securities will be our senior or subordinated securities;

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  whether the obligations under the debt securities will be our secured or unsecured obligations;

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  the applicability and terms of any guarantees;

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  the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

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  if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;

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  if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

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  any events of default not set forth in this prospectus;

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  the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

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  if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

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  whether interest will be payable in cash or additional securities at our or the holder's option and the terms and conditions upon which the election may be made;

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  if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

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  if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

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  any restrictive covenants or other material terms relating to the debt securities;

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  whether the debt securities will be issued in the form of global securities or certificates in registered, dematerialized, or bearer form;

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  any listing on any securities exchange or quotation system;

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  additional provisions, if any, related to defeasance and discharge of the debt securities; and

  •
  any other special features of the debt securities.

        Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.

        Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the debt securities.

        Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. U.S. federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.

Senior Debt

        We and/or our selling securityholders may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We and/or our selling securityholders will disclose the amount of our debt in the prospectus supplement.

Subordinated Debt

        We and/or our selling securityholders may issue subordinated debt securities under a subordinated debt indenture. Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt.

Covenants

        Any series of debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

  •
  our ability to incur either secured or unsecured debt, or both;

  •
  our ability to make certain payments, dividends, redemptions or repurchases;

  •
  our ability to create dividend and other payment restrictions affecting our subsidiaries;

  •
  our ability to make investments;

  •
  mergers and consolidations by us or our subsidiaries;

  •
  sales of assets by us;

  •
  our ability to enter into transactions with affiliates;

  •
  our ability to incur liens; and

  •
  sale and leaseback transactions.

Modification and Waiver

Modification of the Indentures

        We expect that each indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. However, we expect that no modification that:

  (1)
  changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

  (2)
  reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

  (3)
  reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

  (4)
  waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

  (5)
  makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

  (6)
  makes any change with respect to holders' rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

  (7)
  waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;

will be effective against any holder without his consent. Other terms of our debt securities may be modified without the consent of the holders.

Events of Default

        We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:

  •
  default in any payment of interest when due that continues for 30 days;

  •
  default in any payment of principal or premium at maturity;

  •
  default in the deposit of any sinking fund payment when due;

  •
  default in the performance of any covenant in the debt securities or the applicable indenture that continues for 60 days after we receive notice of the default;

  •
  default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

  •
  events of bankruptcy, insolvency or reorganization.

        An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

        There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of debt securities.

        We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

        We expect that each indenture will require us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

        Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

        The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

        We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.

Units

        We and/or our selling securityholders may issue, in one or more series, units consisting of Class A shares, debt securities and/or warrants for the purchase of Class A shares and/or debt securities in any combination. We urge you to read the applicable prospectus supplement and any free writing prospectus that we and/or our selling securityholders may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

        We and/or our selling securityholders will evidence each series of units by unit certificates that we and/or our selling securityholders will issue. Units may be issued under a unit agreement that we and/or our selling securityholders enter into with a unit agent. We and/or our selling securityholders will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.

        We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

SELLING SECURITYHOLDERS

        Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act, which are incorporated by reference into this prospectus.

 USE OF PROCEEDS

        Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for our general corporate purposes. From time to time, we may engage in additional public or private financings of a character and amount which we may deem appropriate. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling securityholders.

 TAXATION

U.S. Federal Income Tax Considerations

        Our most recent Annual Report on Form 20-F, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material U.S. federal income tax considerations that may be relevant to prospective investors in our Class A shares. The applicable prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by such prospectus supplement.

Non-U.S. Tax Considerations

        Our most recent Annual Report on Form 20-F, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material Dutch tax consequences that may be relevant to prospective investors in our Class A shares. The applicable prospectus supplement may also contain information about any non-U.S. tax considerations relating to the securities covered by such prospectus supplement.

 ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

        We are a limited liability company organized under the laws of the Netherlands. Substantially all of our assets are located outside the United States. The majority of our directors reside outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them or us in U.S. courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States.

        The United States and the Netherlands currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in the Netherlands. In order to obtain a judgment which is enforceable in the Netherlands, the party in whose favor a final and conclusive judgment of the U.S. court has been rendered will be required to file its claim with a court of competent jurisdiction in the Netherlands. Such party may submit to the Dutch court the final judgment rendered by the U.S. court. This court will have discretion to attach such weight to the judgment rendered by the relevant U.S. court as it deems appropriate. The Dutch courts can be expected to give conclusive effect to a final and enforceable judgment of such court in respect of the contractual obligations thereunder without substantive re-examination or re-litigation of the substantive matters adjudicated upon (marginale toetsing), provided that: (i) the U.S. court involved accepted jurisdiction on the basis of internationally recognized grounds to accept jurisdiction, (ii) the proceedings before such court being in compliance with principles of proper procedure (behoorlijke rechtspleging), (iii) such judgment not being contrary to the public policy (openbare orde) of the Netherlands, (iv) such judgment not being incompatible with a judgment given between the same parties by a Dutch court or with a prior judgment given between the same parties by a foreign court in a dispute concerning the same subject matter and based on the same cause of action, provided such prior judgment fulfills the conditions necessary for it to be given binding effect in the Netherlands, and (v) the judgment is—according to the law of its country of origin—formally capable of being enforced (e.g. is readily enforceable, has not been annulled in appeal or its enforceability has not been subject to a certain time frame), but the court will in either case have discretion to attach such weight to the judgment of any federal or state court in the United States as it deems appropriate and may re-examine or re-litigate the substantive matters adjudicated upon. Dutch courts may deny the recognition and enforcement of punitive damages or other awards. Moreover, a Dutch court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Enforcement and recognition of judgments of U.S. courts in the Netherlands are solely governed by the provisions of the Dutch Civil Procedure Code.

        Dutch civil procedure differs substantially from U.S. civil procedure in a number of respects. Insofar as the production of evidence is concerned, U.S. law and the laws of several other jurisdictions based on common law provide for pre-trial discovery, a process by which parties to the proceedings may prior to trial compel the production of documents by adverse or third parties and the deposition of witnesses. Evidence obtained in this manner may be decisive in the outcome of any proceeding. No such pre-trial discovery process exists under Dutch law.

        Subject to the foregoing and service of process in accordance with applicable treaties, investors may be able to enforce in the Netherlands judgments in civil and commercial matters obtained from U.S. federal or state courts. However, no assurance can be given that those judgments will be enforceable. In addition, it is doubtful whether a Dutch court would accept jurisdiction and impose civil liability in an original action commenced in the Netherlands and predicated solely upon U.S. federal securities laws.

 LEGAL MATTERS

        Unless the applicable prospectus supplement indicates otherwise, legal matters with respect to U.S. federal and New York law in connection with an offering hereunder will be passed upon for us by Morgan, Lewis & Bockius UK LLP, London, England. Certain legal matters with respect to Dutch law in connection with the validity of the shares being offered by this prospectus and other legal matters will be passed upon for us by Van Doorne N.V., Amsterdam, the Netherlands.

 EXPERTS

        The consolidated financial statements of Yandex N.V. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein and in the registration statement in reliance upon the report of JSC KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 financial statements refers to the adoption of Accounting Standard Codification Topic 842, Leases. The audit report of JSC KPMG on the consolidated financial statements also refers to the translation of the consolidated financial statements as of and for the year ended December 31, 2019 into U.S. dollars presented solely for the convenience of the reader. The offices of JSC KPMG are located at Presnenskaya Naberezhnaya, 10, Moscow 11524, Russia.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

        This prospectus is part of the registration statement on Form F-3 we filed with the SEC under the Securities Act, and does not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

        We are subject to the informational requirements of the Exchange Act. Our annual report on Form 20-F for the year ending December 31, 2019 and Amendment No. 1 thereto have been filed with the SEC. The Company has also filed current reports with the SEC on Form 6-K. Such reports and other information filed with the SEC are available to the public over the Internet at the SEC's website at http://www.sec.gov.

        As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus. Later information filed with the SEC will update and supersede this information. The SEC's Internet site can be found at http://www.sec.gov.

        We incorporate by reference the documents listed below:

  •
  our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC on April 2, 2020;

  •
  amendment No. 1 to our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC on April 2, 2020;

  •
  the information contained in our Current Report on Form 6-K, furnished to the SEC on June 23, 2020; and

  •
  the description of our ordinary shares contained in our registration statement on Form 8-A as filed with the SEC on May 10, 2011, as updated or amended in any amendment or report filed for such purpose.

        All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such reports and other documents.

        We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these filings, at no cost, by writing or telephoning us at the following email address or telephone number: +7 495 974-35-38 askIR@yandex-team.ru.

        In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

EXPENSES

        The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, if any) expected to be incurred by us in connection with a possible offering of the securities registered under the registration statement of which this prospectus forms a part.

Expenses	Amount
SEC registration fee	$	*
FINRA filing fee	$	**
Legal and accounting fees and expenses	$	**
Trustee and transfer agent fees and expenses	$	**
Miscellaneous costs	$	**
Total	$	**

*
To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with an offering of Class A shares under this registration statement pursuant to Rule 457(r) under the Securities Act.

**
Estimated fees and expenses are not presently known. If required, to be provided by a prospectus supplement or as an exhibit to a Current Report on Form 6-K that is incorporated by reference into this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.    Indemnification of Directors and Officers

        Although Dutch law does not expressly provide for the indemnification of officers and directors, the concept of indemnification of directors of a company for liabilities arising from their actions as members of the board is, in principle, accepted in the Netherlands. Our articles of association provide for indemnification of the board of directors (both former members and members that are currently in office) and each indemnified person (as referred to in Article 17 of the articles of association) to the fullest extent permitted by Dutch law against liabilities, expenses and amounts paid in settlement relating to claims, actions, suits or proceedings to which a director or member of senior management becomes a party as a result of his or her position.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 9.    Exhibits

        The exhibits to this Registration Statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 10.    Undertakings

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

  (5)
  (i) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (A)
  Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (B)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

  (6)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

(j)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)2 of the Trust Indenture Act.

EXHIBIT INDEX

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement.

4.1		Amendment to the Articles of Association of Yandex N.V., amended as of December 23, 2019, incorporated by reference to Exhibit 1.2 to the Registrant's Annual Report on Form 20-F (File No. 001-35173) filed with the SEC on April 2, 2020.

4.2	*	Form of Warrant Agreement (including Warrant Certificate).

4.3	*	Form of Unit Agreement.

4.4		Form of Senior Indenture.

4.5		Form of Subordinate Indenture

5.1		Opinion of Morgan, Lewis & Bockius UK LLP.

5.2		Opinion of Van Doorne N.V.

23.1		Consent of JSC KPMG, Independent Registered Public Accounting Firm

23.2		Consent of Morgan, Lewis & Bockius UK LLP (included in Exhibit 5.1).

23.3		Consent of Van Doorne N.V. (included in Exhibit 5.2).

24.1		Powers of Attorney (included on signature page).

25.1	**	Form T-1 Statement of Eligibility of Trustee under the Indenture

*
To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**
To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on June 23, 2020

YANDEX N.V.
By:	/s/ ARKADY VOLOZH
	Name:	Arkady Volozh
	Title:	Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Arkady Volozh and Greg Abovsky, acting singly, as his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 23, 2020.

Signature	Title

/s/ ARKADY VOLOZH Arkady Volozh	Executive Director and Chief Executive Officer (Principal Executive Officer)
/s/ G. GREGORY ABOVSKY G. Gregory Abovsky	Chief Financial Officer and Chief Operating Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ TIGRAN KHUDAVERDYAN Tigran Khudaverdyan	Deputy Chief Executive Officer and Executive Director

Signature	Title

/s/ JOHN BOYNTON John Boynton	Chairman and Non-Executive Director
/s/ ESTHER DYSON Esther Dyson	Non-Executive Director
/s/ ALEXEY KOMISSAROV Alexey Komissarov	Non-Executive Director
/s/ MIKHAIL PARAKHIN Mikhail Parakhin	Non-Executive Director
/s/ ROGIER RIJNJA Rogier Rijnja	Non-Executive Director
/s/ CHARLES RYAN Charles Ryan	Non-Executive Director
/s/ ILYA STREBULAEV Ilya Strebulaev	Non-Executive Director
/s/ ALEXANDER VOLOSHIN Alexander Voloshin	Non-Executive Director
/s/ ALEXEY YAKOVITSKY Alexey Yakovitsky	Non-Executive Director

YANDEX INC.			Authorized Representative in the United States
By:	/s/ PRESTON CAREY
	Name:	Preston Carey
	Title:	Senior Vice President, Yandex Inc.